A FIFTH THIRD BANCORP BANK

                           FIRST AMENDED AND RESTATED
                        REVOLVING CREDIT PROMISSORY NOTE

OFFICER NO. 4003                                            NOTE No. ___________
$50,000,000.00                                                  December 1, 2004
                                                                (Effective Date)

Promise to Pay. On or before December 31, 2005 (the "Maturity Date"), the undersigned, FIRST NIAGARA FINANCIAL GROUP, INC. a Delaware corporation ("Borrower"), First Niagara Financial Group, Inc., 6950 South Transit Road, Lockport, New York 14095-0514 for value received, hereby promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation, 38 Fountain Square Plaza, Cincinnati, Ohio 45202 (together with its successors and assigns, the "Lender") the sum of FIFTY MILLION DOLLARS AND 00/100 Dollars ($50,000,000.00) (the "Revolving Credit Commitment"), plus interest as provided herein, less such amounts as shall have been repaid in accordance with this First Amended and Restated Revolving Credit Promissory Note (as amended and restated, the "Note"). The outstanding balance of this Note (the "Aggregate Principal Balance") shall appear on a supplemental bank record and is not necessarily the face amount of this Note, which record shall evidence the balance due pursuant to this Note at any time. As used herein, "Local Time" means the time at the office of Lender specified in this Note. Lender, in its reasonable discretion, may loan hereunder to Borrower on a revolving basis such amounts as may from time to time be requested by Borrower, provided that: (a) the Aggregate Principal Balance at any time shall not exceed the Revolving Credit Commitment, and (b) no Event of Default shall exist or be caused thereby. The Aggregate Principal Balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder, shall be due and payable in full on the earlier of the Maturity Date or upon acceleration of this Note.

Amendment and Restatement of Revolving Credit Note dated January 12, 2004. This Amended and Restated Revolving Credit Note (the "Amended Note") is issued upon surrender of and in exchange for a Revolving Credit Note dated January 12, 2004 which was originally issued in the maximum principal amount of Twenty-Five Million Dollars Even ($25,000,000.00) (the "Original Note"). The issuance of this Amended Note shall not be construed as a novation or be construed in any manner as an extinguishment of the obligations arising under the Original Note or to affect the priority of the security interests granted in connection with any of the foregoing.

Request for Revolving Loan. Borrower may request a Revolving Loan by written notice to Lender, via facsimile transmission, electronic mail or otherwise, no later than 4:00 p.m. Local Time on the date Borrower shall request that such Revolving Loan be advanced. Lender shall make each Revolving Loan by crediting the amount thereof to Borrower's account at Lender.

Interest Rate. Principal amounts outstanding under the Note shall bear interest commencing on the date of the first advance hereunder at the rate or rates per annum set forth below, which rate or rates shall be designated by Borrower as more fully set forth herein (the "Interest Rate"). At any time and from time to time during the term of this Note, so long as no Event of Default has occurred and so long as such outstanding principal amounts hereunder are not then subject to an Interest Rate Election, Borrower may exercise its right to adjust the rate of interest accruing on amounts of principal outstanding under this Note to one of the rates set forth below upon notice to Lender as set forth below; provided, however, that once the rate of interest accruing against any amounts outstanding hereunder is adjusted to one of the following interest rates during a particular Interest Period, Borrower may not elect to adjust such interest rate to a different interest rate until the expiration of such Interest Period:

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      (a) LIBOR Rate. Upon telephonic notice to Lender as set forth below,
Borrower may elect to have all or any portion of the outstanding principal balance hereunder bear interest at a rate per annum equal to the rate (adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances) being asked on an amount of Eurodollar deposits equal to the amount of advances subject to a LIBOR Rate election on the first day of a LIBOR Interest Period and which has a maturity corresponding to the maturity of the LIBOR Interest Period, as reported by the Telerate rate reporting system (or any successor) as determined by Lender by noon on the effective date of the LIBOR Interest Period (the "LIBOR Rate"), plus one and one half percent (1.50%) (the "LIBOR Election"). Each determination by Lender of the LIBOR Rate shall be conclusive in the absence of manifest error. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed, and shall be payable on the last day of each LIBOR Interest Period. The rate of interest applicable to a particular advance shall remain at the rate elected for the remainder of the subject LIBOR Interest Period.

      The "LIBOR Interest Period" for each advance is a period of 30, 60, 90 days, at Borrower's election, which period shall commence on a business day selected by Borrower subject to the terms of this Note. If a LIBOR Interest Period would otherwise end on a day that is not a business day, such LIBOR Interest Period shall end on the next succeeding business day; provided that, if the next succeeding business day falls in a new month, such LIBOR Interest Period shall end on the immediately preceding business day.

      In addition, notwithstanding anything herein contained to the contrary, if, prior to or during any period with respect to the LIBOR Rate, any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for Lender to find or maintain its funding in Eurodollars of any portion of the advance subject to the LIBOR Rate or otherwise to give effect to Lender's obligations as contemplated hereby: (i) Lender may, by written notice to Borrower, declare Lender's obligations in respect of the LIBOR Rate to be terminated forthwith, and (ii) the LIBOR Rate with respect to Lender shall forthwith cease to be in effect, and interest shall from and after such date be calculated at the Prime Rate, and interest shall be paid on the first (1st) day of each calendar month. Borrower hereby agrees to reimburse and indemnify Lender from all increased costs or fees incurred by Lender subsequent to the date hereof relating to the offering of rates of interest based upon the LIBOR Rate.

      Borrower's right to make a LIBOR Election shall be terminated automatically if Lender, by telephonic notice, shall notify Borrower that LIBOR deposits with a maturity corresponding to the maturity of the LIBOR Interest Period, in an amount equal to the advances to be subject to the LIBOR Election are not readily available in the London Inter-Bank Offered Rate Market, or that, by reason of circumstances affecting such Market, adequate and reasonable methods do not exist for ascertaining the rate of interest applicable to such deposits for the proposed LIBOR Interest Period. In such event, amounts outstanding hereunder shall bear interest at a rate equal to Lender's Prime Rate or such other rate of interest as may be agreed to between Lender and Borrower.

      (b) Prime Rate. Upon telephonic notice by Borrower to Lender by noon on the effective date, Borrower may elect to have all or any portion of the outstanding principal balance hereunder (provided such amounts are not then subject to an Interest Rate Election), bear interest at a rate floating per annum equal to one quarter of one percent (0.25%) less than the rate of interest per annum established from time to time by Fifth Third Bank at its principal office as its "Prime Rate," (the "Prime Rate Election"). Interest on that principal amount subject to a Prime Rate Election shall be calculated based on a 360-day year and charged for the actual number of days elapsed and shall be payable on the first (1st) day of each calendar month.

      On or before the date of any advance hereunder, and on or before the expiration of the applicable Interest Period, Borrower shall notify Lender of each of the following: (a) the Interest Period Borrower has elected regarding each advance hereunder, (b) the amount of each such advance and (c) the commencement


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

date of each Interest Period. Borrower may have advances outstanding hereunder in minimum amounts of $10,000 bear interest at the applicable interest rate for different Interest Periods so long as the last day of any Interest Period does not exceed the Maturity Date hereof, and so long as no Interest Period election with respect to any advance commences prior to the expiration of the applicable Interest Period in effect with respect to such advance. If at any time during the term hereof, Borrower fails to designate an Interest Period and Borrower has not elected another Interest Period, Lender may assume that Borrower has elected a Prime Rate Election.

Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Revolving Credit Commitment exceed the maximum rate of interest permitted under applicable state and/or federal usury laws. Any payment of interest that would be deemed unlawful under applicable laws for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.

Unused Commitment Fee. Borrower pay to Lender on the first Business Day of each quarter beginning January 2005, an unused commitment fee (the "Unused Commitment Fee"), for the period during which Revolving Credit Commitment is in effect, equal to 0.10% (computed on a basis of a 360-day year for the actual number of days involved) of the average daily Unused Commitment during the three previous calendar months (prorated evenly if this Agreement is not in effect throughout any three calendar month period). The "Unused Commitment" on any date is an amount equal to Revolving Credit Commitment on such date, minus the outstanding principal balance of the Revolving Credit Loan on such date. Lender shall waive the Unused Commitment Fee for any quarter in which the outstanding principal balance of the Revolving Credit Loan is greater Fifty Percent (50%) of the Revolving Credit Commitment on any five (5) calendar days during the quarter.

Location/Application of Payments. Principal and interest payments shall be made at Lender's address above unless otherwise designated by Lender in writing. Each payment hereunder shall be applied first to advanced costs, charges and fees, then to accrued interest, and then to principal, which will be repaid in inverse chronological order of maturity.

Pledge Agreement. To secure repayment of this Note and all other Obligations (as defined below) together with all modifications, extensions and renewals thereof, Borrower has executed a First Amended and restated Pledge Agreement dated as of the Effective Date (the "Pledge Agreement") whereby the Borrower has granted a first priority security interest to Lender and its successors and assigns, for itself and as agent for any affiliate of Fifth Third Bancorp, all of Borrower's right, title and interest in and to a certain percentage of the capital stock in First Niagara Bank (as more specified described therein, the "Collateral").

Use of Proceeds. Borrower certifies that the proceeds of this loan are to be used for business purposes.

Section 1. Representations and Warranties. Borrower hereby warrants and represents to Lender the following:

      1.1 Organization and Qualification. Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation, has the power and authority to carry on its business and to enter into and perform all documents relating to this loan transaction, and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information provided to Lender with respect to Borrower and its operations is true and correct.

      1.2 Due Authorization. The execution, delivery and performance by Borrower of the Loan


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Documents have been duly authorized by all necessary corporate action, and shall not contravene any law or any governmental rule or order binding on Borrower, or the certificate of incorporation and by-laws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Lender herein. Borrower has duly executed and delivered to Lender the Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to, or consent by, any governmental body is needed in connection with this transaction.

      1.3 Litigation. There are no material suits or proceedings pending or threatened against or affecting Borrower, and no material proceedings before any governmental body are pending or threatened against Borrower except as set forth on Schedule 1.3 attached hereto. For purposes of this Section 1.3 only, "material" shall mean any suit or proceeding where a party, or parties, have asserted a claim, counterclaim or cross-claim against the Borrower or any of the Subsidiaries for actual or compensatory damages in an aggregate amount of $1,000,000.00 or greater.

      1.4 Margin Stock. No part of the proceeds of this borrowing from Lender shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Lender, Borrower shall furnish to Lender statements in conformity with the requirements of Federal Reserve Form U- 1.

      1.5 Business. Borrower is not a party to or subject to any agreement or restriction that may have a material adverse effect on Borrower's business, properties or prospects. Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to advantageously conduct its business. They are all in full force and effect and are not in known conflict with the rights of others.

      1.6 Laws and Taxes. Borrower is in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on this date, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

      1.7 Defaults. Borrower is in compliance with all material agreements applicable to it and there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its certificate of incorporation and by-laws, or (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated herein by this Agreement shall not result in such default or violation.

      1.8 Environmental Laws.

            (a) Borrower has obtained all permits, licenses and other authorizations or approvals which are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses, authorizations and approvals, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the


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

      Environmental Laws.

            (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance, in any material respect, with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

            (c) There is no civil, criminal or administrative action suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Environmental Laws.

      1.9 Subsidiaries and Partnerships. Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement except as set forth on Schedule 1.11 attached hereto.

      1.10 ERISA. Borrower and all individuals or entities that, along with Borrower, would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an "ERISA Affiliate"), are in compliance with all of their obligations to contribute to any "employee benefit plan" as that term is defined in Section 3(3) of ERISA. Borrower and each of its ERISA Affiliates are in full compliance with ERISA, and there exists no event described in Section 4043(b) thereof ("Reportable Event"). "ERISA" means the federal Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder from time to time, as amended or as may be replaced by a successor statute.

      1.11 Financial Condition. All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Lender are true and correct and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any damage, destruction or loss which has adversely affected its business or assets since the submission of the most recent financial information to Lender.

      1.12 Solvency. Borrower is Solvent and upon consummation of the transactions contemplated herein will be Solvent.

Section 2. Affirmative Covenants. Borrower covenants with, and represents and warrants to, Lender that, from and after the execution date of the Loan Documents until the Obligations are paid and satisfied in full:

      2.1 Access to Business Information. Borrower shall maintain proper books of accounts and records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to: (a) examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the Obligations as it may reasonably request from time to time, however, so long as no event of default has occurred, Lender shall not request such access more than two times in any calendar year, and (b) communicate directly with any of Borrower's officers, employees, agents, accountants or other financial advisors with respect to the business, financial conditions and other affairs of the Borrower.


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

      2.2 Quarterly Certificate. Borrower shall maintain a standard and modern system for accounting and shall furnish to Lender, on a quarterly basis, a certificate signed by the principal financial officer of Borrower, (i) stating that he or she is familiar with all documents relating to Lender and that no Event of Default specified herein, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions contained herein; and (iii) which certifies that Borrower's compliance with the financial covenants set forth in
Section 2.3 below.

      2.3 Financial Covenants. Borrower and Lender hereby agrees as follows:

            (a) Non-Performing Asset Ratio. Borrower shall not permit the Non-Performing Asset Ratio, on a consolidated basis, to exceed 1.00% at the end of any quarter so long as any of the Obligations remain outstanding.

            (b) Allowance for Loan and Lease Losses. Borrower shall not permit its Allowance for Loan and Lease Losses, on a consolidated basis, to drop below 105% at the end of any quarter so long as any of the Obligations remain outstanding.

            (c) Adequate Capitalization. Borrower shall at all times maintain the well-capitalized designation for Borrower and all banking Subsidiaries.

            (d) Double Leverage Ratio. Borrower shall at all times maintain a Double Leverage Ratio of 115% or less.

      2.4 Taxes. Borrower shall pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Lender is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles.

      2.5 Existence; Business. Borrower shall (a) maintain its existence as a corporation, (b) continue to engage primarily in business of the same general character as that now conducted or as permitted by applicable regulations.

      2.6 Compliance with Laws. Borrower shall comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets including but not limited to all Environmental Laws, in all respects material to Borrower's business, assets or prospects and shall immediately notify Lender of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any environmental or safety and health rule, regulation, statute, ordinance or law.

      2.7 Notice of Default. Borrower shall, within five (5) days of its knowledge thereof, give written notice to Lender of: (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, and (b) the occurrence of any event or the existence of any condition which would prohibit or limit the ability of Borrower to reaffirm any of the representations or warranties, or to perform any of the covenants, set forth herein.


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

      2.8 Commitment Fee. Borrower agrees to pay on the Effective Date a Commitment Fee to Bank equal to $12,500 plus any out of pocket expenses of Lender (as set forth in Section 2.9, below).

      2.9 Costs. Borrower shall reimburse Lender for any and all fees, costs and expenses including, without limitation, reasonable attorneys' fees, other professionals' fees, appraisal fees, expert fees, court costs, litigation and other expenses (collectively, the "Costs") incurred or paid by Lender or any of its officers, employees or agents in connection with: (a) the review, administration or enforcement of the Loan Documents or any instrument, agreement, document, policy, consent, waiver, subordination, release of lien, termination statement, satisfaction of mortgage, financing statement or other lien search, recording or filing related thereto (or any amendment, modification or extension to, or any replacement or substitution for, any of the foregoing), whether or not any particular portion of the transactions contemplated during such negotiations is ultimately consummated, and (b) the defense, preservation and protection of Lender's rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs shall not include the costs associated with the initial preparation and negotiation of the Loan Documents. The Costs shall be due and payable upon demand by Lender. If Borrower fails to pay the Costs when upon such demand, Lender is entitled to disburse such sums as Obligations. Thereafter, the Costs shall bear interest from the date incurred or disbursed at the highest rate set forth in this Note. This provision shall survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

      2.10 Further Assurances. Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

Section 3. Negative Covenants. Borrower covenants with, and represents and warrants to, Lender that, from and after the execution date hereof until the Obligations are paid and satisfied in full:

      3.1 Prepayments. Without the prior written consent of the Lender, Borrower shall not voluntarily prepay any Indebtedness owing by Borrower prior to the stated maturity date thereof other than the Obligations.

      3.2 Pledge or Encumbrance of Collateral. Borrower shall not create, incur, assume or permit to exist, arise or attach any Lien in the Collateral nor create any contractual obligation which may restrict or inhibit Lender rights or abilities to sell or otherwise dispose of all or any part of the Collateral after the occurrence of an Event of Default.

      3.4 Guarantees and Loans. Borrower shall not enter into any direct or indirect guarantees other than by endorsement of checks for deposit or other than in the ordinary course of business, nor make any advance or loan, including, without limitation, loans and advances to employees of Borrower, other than such advances or loans extended in the ordinary course of business as presently conducted.

      3.5 Merger; Disposition of Assets. Borrower shall not engage in a transaction that results in (a) material change to its capital structure, (b) merger or consolidation with another entity, or (c) the sale, lease, transfer or otherwise disposition of, or grant any person an option to acquire, or sell and leaseback, all or any substantial portion of its assets, whether now owned or hereafter acquired, without providing to the Lender (i) notice of the transaction as permitted under applicable law (including, but not limited to, SEC rules and regulations), and (ii) a pro forma statement of the impact of the transaction of the financial covenants contained in Section 2.4 herein.


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

      3.6 Transactions with Affiliates. Borrower shall not enter into any material transaction with any of its Affiliates except for transactions entered into in the ordinary course of business upon fair and, except in the case of First Niagara Bank or First Niagara Commercial Bank, commercially reasonable terms that are no less favorable to Borrower than could be obtained in a comparable arms-length transaction with an unaffiliated person. For purposes of this Section 3.6 only, "material" shall mean any transaction that involves expenditure of an aggregate amount of $1,000,000.00 or greater in any calendar year.

Section 4. Events of Default. Upon the occurrence of any of the following events (each, an "Event of Default"), Lender may, at its option, without any demand or notice whatsoever, cease making advances and declare this Note and all Obligations to be fully due and payable in their aggregate amount, together with accrued interest and all prepayment premiums, fees, and charges applicable thereto:

      4.1 Any failure to make any payment when due of principal or accrued interest on this Note or any other Obligation and such nonpayment remains uncured for a period of 10 days thereafter.

      4.2 Any representation or warranty of Borrower set forth in this Note or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Note or any other Obligation shall be materially inaccurate or misleading.

      4.3 Borrower shall fail to observe or perform any other term or condition of this Note or any other term or condition set forth in any agreement, instrument, document, certificate or financial statement evidencing, guarantying or otherwise related to this Note or any other Obligation, or Borrower shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing for a period of 30 days.

      4.4 The dissolution of Borrower or of any endorser or guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.

      4.5 Any failure to submit to Lender current financial information upon request.

      4.6 The creation of any lien (except a lien to Lender) on, the institution of any garnishment proceedings by attachment, levy or otherwise against, the entry of a judgment against, or the seizure of, any of the property of Borrower or any endorser or guarantor hereof including, without limitation, any property deposited with Lender.

      4.7 In the judgment of Lender, any material adverse change occurs in the existing or prospective financial condition of Borrower that may affect the ability of Borrower to repay the Obligations, or the Lender reasonably deems itself insecure.

      4.8 A commencement by the Borrower or any endorser or guarantor of the Obligations of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of the Borrower or any endorser or guarantor of the Obligations in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or any endorser or guarantor of the Obligations, or for any substantial part of the property of Borrower or any endorser or guarantor of the Obligations, or ordering the wind-up or liquidation of the affairs of Borrower or any endorser or guarantor of the Obligations; or the filing and pendency for 30 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Borrower or any endorser or guarantor of the


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

Obligations of any general assignment for the benefit of creditors; or the failure of the Borrower or any endorser or guarantor of the Obligations generally to pay its debts as such debts become due; or the taking of action by the Borrower or any endorser or guarantor of the Obligations in furtherance of any of the foregoing.

      4.9 Nonpayment by the Borrower of any Rate Management Obligation when due or the breach by the Borrower of any term, provision or condition contained in any Rate Management Agreement.

      4.10 Any sale, conveyance or transfer of any rights in the Collateral securing the Obligations.

Section 5. Remedies.

      5.1 In addition to any other remedy permitted by law and subject to the provisions of the Pledge Agreement, Lender may at any time, without notice, realize upon the Collateral and apply the proceeds to this Note or such other Obligations, whether due or not, and Lender may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings; provided that this Note and the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code. Notwithstanding any other legal or equitable rights of Lender, Lender, in the Event of Default, is (a) hereby irrevocably appointed and constituted attorney-in-fact, with full power of substitution, to exercise all rights of ownership with respect to the Collateral except for the right to collect all income or other distributions arising therefrom, and including, but not limited to the right to exercise all voting rights connected with the Collateral; and (b) subject to the provisions of the Pledge Agreement, is hereby given full power to collect, sell, assign, transfer and deliver all of said Collateral or any part thereof, or any substitutes therefore, or any additions thereto, through any private or public sale without either demand or notice to Borrower, or any advertisement, the same being hereby expressly waived, at which sale Lender is authorized to purchase said property or any part thereof, free from any right of redemption on the part of Borrower, which is hereby expressly waived and released. In case of sale for any cause, after deducting all costs and expenses of every kind, Lender may apply, as it shall deem proper, the residue of the proceeds of such sale toward the payment of any one or more or all of the Obligations of Borrower, whether due or not due, to Lender; after such application and the return of any surplus, Borrower agrees to be and remains liable to Lender for any and every deficiency after application as aforesaid upon this and any other Obligation. Borrower shall pay all costs of collection incurred by Lender, including its attorney's fees, if this Note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment, which costs and fees are Obligations secured by the Collateral.

      5.2 Lender's rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Lender in the exercise any such right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Lender of any Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.

Section 6. Definitions. Certain capitalized terms have the meanings set forth on any exhibit hereto, in the Pledge Agreement, if applicable, or any other Loan Document. All financial terms used herein but not defined on the exhibits, in the Pledge Agreement, if applicable, or any other Loan Document have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Uniform Commercial Code as adopted in the state whose law governs this instrument. The following definitions are used herein:

      6.1 "Affiliate" means, as to Borrower, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower, or (b) any person who is a director, officer or employee
(i) of Borrower or (ii) of any person described in the preceding clause (a).


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

      6.2 "Aggregate Principal Balance" means the aggregate principal balance of all loans advanced by Lender to Borrower pursuant to the terms of this Note.

      6.3 "Default Rate" means six percent (6%) in excess of the interest rate otherwise in effect under amounts outstanding under this Note. In no event shall the interest rate accruing under this Note be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

      6.4 "Double Leverage Ratio" means the ratio of the aggregate equity in all of the Subsidiaries divided by the Borrower's equity.

      6.5 "Effective Date" means December 1, 2004.

      6.6 "Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered promulgated or approved thereunder.

      6.7 "Interest Period" means a LIBOR Interest Period, a Prime Rate Interest Period or any one or more of the foregoing as selected by Borrower.

      6.8 "Interest Rate Election" means a LIBOR Election, a Prime Rate Election or any one or more of the foregoing as selected by Borrower.

      6.9 "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

      6.10 "Loan Documents" means any and all Rate Management Agreements and each and every document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and "Loan Document" means any one of the Loan Documents.

      6.11 "Non-Performing Asset Ratio" means, for any reporting period, the ratio of non-performing assets to gross assets.

      6.12 "Obligation(s)" means all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to each of Lender and/or any affiliate of Fifth Third Bancorp, however created, of every kind and description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease overdraft, agreement or otherwise, whether or not secured by additional collateral, whether originated with Lender or owed to others and acquired by Lender by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every obligation or liability arising under the loan document, any and all Rate Management Obligations (as defined in the Loan Documents), letters of credit now or hereafter issued by Lender or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Borrower, all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys' fees incurred by Lender hereunder or any other document, instrument or agreement related to any of the foregoing.


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

      6.13 "Solvent" means that: (a) the total amount of the Borrower's assets is in excess of the total amount of its liabilities (including contingent liabilities), at a fair valuation; (b) Borrower does not have unreasonably small capital for the business and transactions in which Borrower is engaged or is about to engage; and (c) Borrower does not intend to or believe it will incur obligations beyond its ability to pay as they become due.

      6.14 "Subsidiary" means any corporation of which Borrower directly or indirectly owns or controls at the time outstanding stock having ordinary circumstances (not depending on the happening of a contingency) voting power to elect a majority of the board of directors of said corporation.

      6.15 "Rate Management Agreement" means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross- currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

      6.16 "Rate Management Obligations" means any and all obligations of Borrower to Lender or any ffiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with
(i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Agreement.

      6.17 "Revolving Credit Commitment" means the maximum principal amount that the Borrower may borrow subject to the terms and conditions of this Note, which maximum principal amount is defined herein as Fifty Million Dollars ($50,000,000.00).

      6.18 "Unused Commitment" means, at any point in time, the difference between the Revolving Credit Commitment and the Aggregate Principal Balance.

Section 7. Miscellaneous.

      7.1 Late Payments; Default Rate; Fees. If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, undersigned agrees to pay to Lender a late payment fee of 5% of the interest payment amount, whichever is greater with a minimum fee of $20.00. After an Event of Default, Borrower agrees to pay to Lender a fixed charge of $25.00, or Borrower agrees that Lender may, without notice, increase the Interest Rate to the Default Rate. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason. In addition, Lender may charge loan documentation fees as may be reasonably determined by the Lender.

      7.2 Prepayment. Borrower may prepay all or part of this Note, which prepaid amounts shall be applied to the amounts due in reverse order of their due dates. Partial prepayments shall not excuse any subsequent payment due.


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

      7.3 Entire Agreement. Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the documents referred to herein.

      7.4 Severability. The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions.

      7.5 Assignment. Borrower agrees not to assign any of Borrower's rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion. Borrower agrees that Lender may assign some or all of its rights and remedies described in this Note without notice to, or prior consent from, the Borrower.

      7.6 Modification; Waiver of Lender. The modification or waiver of any of Borrower's obligations or Lender's rights under this Note must be contained in a writing signed by Lender. Lender may perform Borrower's obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion. Borrower's obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any co-borrower, endorser or guarantor, (ii) any of its rights against any co-borrower, guarantor or endorser, or (iii) the Collateral or any other property securing the obligations.

      7.7 Waiver of Borrower. Demand, presentment, protest and notice of dishonor, notice of protest and notice of default are hereby waived by Borrower, and any endorser or guarantor hereof. Each of Borrower, including but not limited to all co-makers and accommodation makers of this Note, hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of Collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code (the "UCC"). Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

      7.8 Governing Law; Consent to Jurisdiction. This Note is delivered in, is intended to be performed in, will be construed and enforceable in accordance with and governed by the internal laws of, the State of Ohio, without regard to principles of conflicts of law. Borrower agrees that the state and federal courts in the County where the Lender is located shall have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at the address set forth herein.

      7.9 JURY WAIVER. BORROWER, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                        FIRST NIAGARA FINANCIAL GROUP, INC.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________


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